Exhibit 21.1
SUBSIDIARIES OF HANESBRANDS INC.
All subsidiaries are wholly-owned, directly or indirectly, by Hanesbrands Inc. (other than directors’ qualifying shares or similar interests ) unless otherwise indicated
U.S. SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Formation
BA International, L.L.C.	Delaware
Caribesock, Inc.	Delaware
Caribetex, Inc.	Delaware
CASA International, LLC	Delaware
CC Products, LLC	Delaware
Ceibena Del, Inc.	Delaware
Event 1, LLC	Kansas
GearCo, Inc.	Delaware
GFSI Holdings, Inc.	Delaware
GFSI, Inc.	Delaware
Hanes Menswear, LLC	Delaware
Hanes Puerto Rico, Inc.	Delaware
Hanesbrands Direct, LLC	Colorado
Hanesbrands Distribution, Inc.	Delaware
HBI Branded Apparel Limited, Inc.	Delaware
HBI Branded Apparel Enterprises, LLC	Delaware
HBI Playtex BATH LLC	Delaware
HbI International, LLC	Delaware
HBI Receivables LLC	Delaware
HBI Sourcing, LLC	Delaware
Inner Self LLC	Delaware
Jasper-Costa Rica, L.L.C.	Delaware
Playtex Dorado, LLC	Delaware
Playtex Industries, Inc.	Delaware
Playtex Marketing Corporation (50% owned)	Delaware
Seamless Textiles, LLC	Delaware
UPCR, Inc.	Delaware
UPEL, Inc.	Delaware
NON-U.S. SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Formation
Bali Dominicana, Inc.	Panama/DR
Bali Dominicana Textiles, S.A.	Panama/DR
Bal-Mex S. de R.L. de C.V.	Mexico
Bordados Industriales, S. A. de C.V.	Honduras
Canadelle Limited Partnership	Canada
Canadelle Holding Corporation Limited	Canada
Cartex Manufacturera S. de R. L.	Costa Rica
CASA International, LLC Holdings S.C.S.	Luxembourg
Caysock, Inc.	Cayman Islands
Caytex, Inc.	Cayman Islands
Caywear, Inc.	Cayman Islands

Name of Subsidiary	Jurisdiction of Formation
Ceiba Industrial, S. De R.L.	Honduras
Champion Products S. de R.L. de C.V.	Mexico
Choloma, Inc.	Cayman Islands
Confecciones Atlantida S. de R.L.	Honduras
Confecciones de Nueva Rosita S. de R.L. de C.V.	Mexico
Confecciones El Pedregal Inc.	Cayman Islands
Confecciones El Pedregal S.A. de C.V.	El Salvador
Confecciones del Valle, S. de R.L.	Honduras
Confecciones Jiboa S.A. de C.V.	El Salvador
Confecciones La Caleta	Cayman Islands
Confecciones La Herradura S.A. de C.V.	El Salvador
Confecciones La Libertad, Ltda de C.V.	El Salvador
DFK International Limited	Hong Kong
Dos Rios Enterprises, Inc.	Cayman Islands
GFSI Canada Company	Canada
GFSI Southwest, S. de R.L. de C.V.	Mexico
Hanes Brands Incorporated de Costa Rica, S.A.	Costa Rica
Hanes Caribe, Inc.	Cayman Islands
Hanes Choloma, S. de R. L.	Honduras
Hanes Colombia, S.A.	Colombia
Hanes de Centroamerica S.A.	Guatemala
Hanes de El Salvador, S.A. de C.V.	El Salvador
Hanes Dominican, Inc.	Cayman Islands
Hanes Menswear Puerto Rico, Inc.	Puerto Rico
Hanes Panama Inc.	Panama
Hanesbrands Apparel India Private Limited	India
Hanesbrands Argentina S.A.	Argentina
Hanesbrands Australia Pty Limited	Australia
Hanesbrands Brasil Textil Ltda.	Brazil
Hanesbrands Canada NS ULC	Canada
Hanesbrands Caribbean Logistics, Inc.	Cayman Islands
Hanesbrands Dominicana, Inc.	Cayman Islands
Hanesbrands Dos Rios Textiles, Inc.	Cayman Islands
Hanesbrands El Salvador, Ltda. de C.V.	El Salvador
Hanesbrands Europe GmbH	Germany
Hanesbrands Holdings	Mauritius
Hanesbrands International (Shanghai) Co. Ltd.	China
Hanesbrands International (Thailand) Ltd.	Thailand
Hanesbrands Japan Inc.	Japan
Hanesbrands (Nanjing) Textile Co., Ltd.	China
Hanesbrands Philippines Inc.	Philippines
Hanesbrands Sourcing (India) Private Limited	India
Hanesbrands (HK) Limited	Hong Kong
Hanesbrands ROH Asia Ltd.	Thailand
Hanesbrands UK Limited	United Kingdom
HBI Alpha Holdings, Inc.	Cayman Islands
Hanesbrands (Vietnam) Company Limited	Vietnam
HBI Beta Holdings, Inc.	Cayman Islands
HBI Compania de Servicios, S.A. de C.V.	El Salvador
HbI International Holdings S.à r.l.	Luxembourg
HBI RH Mexico, S. De R.L. de C.V.	Mexico
HBI Manufacturing (Thailand) Ltd.	Thailand
HBI Risk Management Ltd.	Bermuda
HBI Servicios Administrativos de Costa Rica, S.A.	Costa Rica
HBI Socks de Honduras, S. de R.L. de C.V.	Honduras

Name of Subsidiary	Jurisdiction of Formation
HBI Sourcing Asia Limited	Hong Kong
H.N. Fibers Ltd (49%)	Israel
Indumentaria Andina S.A.	Argentina
Industria Textilera del Este ITE, S.R.L.	Costa Rica
Industrias Internacionales de San Pedro S. de R.L. de C.V.	Mexico
Inversiones Bonaventure S.A. de C.V.	El Salvador
J.E. Morgan de Honduras, S.A.	Honduras
Jasper Honduras, S.A.	Honduras
Jogbra Honduras, S.A.	Honduras
Madero Internacional S. de R.L. de C.V.	Mexico
Manufacturera Ceibena S. de R.L.	Honduras
Manufacturera Comalapa S.A. de C.V.	El Salvador
Manufacturera de Cartago, S.R.L.	Costa Rica
Manufacturera San Pedro Sula, S. de R.L.	Honduras
Monclova Internacional S. de R.L. de C.V.	Mexico
Playtex Puerto Rico, Inc.	Puerto Rico
PT. HBI Sourcing Indonesia	Indonesia
PTX (D.R.), Inc.	Cayman Islands
Rinplay S. de R.L. de C.V.	Mexico
Seamless Puerto Rico, Inc.	Puerto Rico
Servicios de Soporte Intimate Apparel, S. de R.L.	Costa Rica
Socks Dominicana S.A.	Dominican Republic
Texlee El Salvador, Ltda. de C.V.	El Salvador
The Harwood Honduras Companies, S. de R.L.	Honduras
UPEL Chinandega y Compania Limitada	Nicaragua
Yoctogenix (Proprietary) Limited	South Africa

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